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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004 (September 29, 2004)

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its chapter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 – 10th Street Golden, Colorado		80401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 303.279.6565

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS

        On September 29, 2004, the Office of Fair Trading in the U.K. referred an agreement between Coors Brewers Limited (CBL), the Company's operating subsidiary in the United Kingdom, and Service Dispense Equipment Ltd. (SDE) to Britain's Competition Commission.

        The agreement between CBL and SDE is to outsource the management and servicing of CBL's on-trade dispense equipment. Coors previously announced this agreement in a release filed with the Securities and Exchange Commission on August 3, 2004.

        The Competition Commission is expected to report by March 15, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLPH COORS COMPANY (Registrant)
Date: October 1, 2004	By:	/s/ ANNITA M. MENOGAN Annita M. Menogan, Secretary

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  ITEM 8.01. OTHER EVENTS
SIGNATURES